UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 15, 2009

SIRF TECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50669	77-0576030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

217 Devcon Drive San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

(408) 467-0410

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

This Item 8.01 amends and restates in its entirety the corresponding Item in the Registrant’s Current Report on Form 8-K filed on January 16, 2009 in order to correct the date that the United States International Trade Commission issued the Notice of Final Determination.

Item 8.01.	Other Events.

On April 2, 2007, Global Locate filed a complaint under Section 337, requesting that the United States International Trade Commission (“ITC”) commence an investigation of certain GPS devices and products made for, by, or sold by or for SiRF Technology, Inc. (“SiRF”) and four of its customers. As a result, on April 30, 2007, the ITC instituted an action entitled “In the Matter of Certain GPS Devices and Products Containing Same”, ITC Investigation No. 337-TA-602. Upon its acquisition of Global Locate, Broadcom Corporation was subsequently added as an additional Complainant to the Investigation. The ITC hearing commenced on April 28, 2008, and ended on May 13, 2008.

On August 8, 2008, the Administrative Law Judge issued a Notice regarding the Initial Determination in this matter. This Notice contained conclusions of law that all 6 of the asserted Broadcom patents (1) had an existing domestic industry, (2) were valid, and (3) were infringed by certain of SiRF’s products. On August 22, 2008, the Administrative Law Judge issued a Recommended Determination on Remedy and Bonding (the Recommendation) in this matter, which recommended to the Commission that, if a violation of Section 337 has occurred (1) those of SiRF’s products that are accused products in the investigation, if found to infringe a patent at issue in the investigation, should be excluded from the United States, (2) any exclusion order should extend to products containing any of such SiRF products that may be found to infringe, and (3) a Cease and Desist Order should issue prohibiting SiRF from importing or selling those SiRF products which may be found to infringe any asserted patent.

On January 15, 2009, the ITC issued a Notice of Final Determination in this matter. In the Notice, the ITC affirmed and clarified the Administrative Law Judge’s findings and indicated that it will issue a limited exclusion order prohibiting unlicensed entry of the infringing products into the United States by or on behalf of SiRF or the customers named in the investigation and will issue cease and desist orders against SiRF and its domestic customers that were named in the investigation.

The Commission’s remedial orders are subject to review by the President of the United States, acting through the United States Trade Representative’s Office, for sixty days. During that time, imports of affected products may continue subject to the posting of a bond.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2009

SIRF TECHNOLOGY HOLDINGS, INC.

By:	/s/ Kanwar Chadha
Kanwar Chadha
Vice President of Marketing